Exhibit 99.(j)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement on Form N-1A (the“Registration Statement”) of our report dated February 21, 2008, relating to the financial statement of the portfolio comprising PowerShares India Exchange-Traded Fund Trust, which appears in such Registration Statement. We hereby consent to the references to us under the headings “Fund Service Providers” and “Independent Registered Public Accounting Firm” in this Registration Statement.

/s/ PricewaterhouseCooper LLP

PricewaterhouseCoopers LLP
New York, New York
February 21, 2008